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                       POWER OF ATTORNEY

    Each of the undersigned does hereby appoint R. C. JAUDES,
R. J. CARROLL and D. L. GODINER, and each of them severally, his or her true and lawful attorneys to execute in his or her name, place, and stead (whether on behalf of Laclede Gas Company, a Missouri corporation, or as an officer or director thereof, or by affixing or attesting the seal of said Company, or otherwise) the registration statement on Form S-3 to be filed with the Securities and Exchange Commission in connection with the registration of up to and including: (i) one million shares of Laclede Gas Company Common Stock having a par value of $1.00 per share (following the effectuation of the two-for-one stock split which was approved on January 27, 1994 by the shareholders of Laclede Gas Company), for issuance under the Laclede Gas Company Dividend Reinvestment Program, as amended and renamed the Dividend Reinvestment and Stock Purchase Plan (the "Plan"), which Plan was also approved on January 27, 1994 by the shareholders of Laclede Gas Company; and (ii) one million related Common Stock Purchase Rights ("Related Rights") attached to the shares of Common Stock referred to in (i) above and any and all amendments to the registration statement; and all instruments necessary or advisable in connection therewith; to affix and attest the seal of said Company thereon; and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the others.

    A photostatic copy hereof shall have the same force and effect as the original.

    IN WITNESS WHEREOF, the undersigned have executed this instrument this 27th day of January, 1994.


      A. B. Craig, III                           Mary Ann Krey
- ----------------------------------     --------------------------------
      A. B. CRAIG, III                           M.A. KREY


        Henry Givens Jr.                       William E. Nasser
- ---------------------------------      --------------------------------
      DR. H. GIVENS, JR.                         W. E. NASSER



        J. L. Hoagland                          B. F. Schenk
- ----------------------------------     --------------------------------
        J. L. HOAGLAND                          B. F. SCHENK



        C. R. Holman                            R. P. Stupp
- ----------------------------------     --------------------------------
        C. R. HOLMAN                           R. P. STUPP



          R. C. Jaudes                          H. E. Trusheim
- ----------------------------------     --------------------------------
         R. C. JAUDES                           H. E. TRUSHEIM



                                                R. J. Carroll
                                       --------------------------------
                                                R. J. CARROLL